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                                                                    EXHIBIT 10.9

                             CONTRIBUTION AGREEMENT

            THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of October 15, 2004, by and among Calamos Family Partners, Inc. (f/k/a Calamos Holdings, Inc.), a Delaware corporation ("CFP") and Calamos Holdings LLC, a Delaware limited liability company ("CHLLC").

                              W I T N E S S E T H:

            WHEREAS, CFP owns all of the issued and outstanding capital stock (collectively, the "Subsidiary Shares") of Calamos Partners, Inc., a Delaware corporation, Calamos Asset Management, Inc., an Illinois corporation, Calamos Financial Services, Inc., an Illinois corporation, and Calamos Property Management, Inc., an Illinois corporation (each a "Subsidiary");

            WHEREAS, the CFP owns all of the membership units (collectively, the "Subsidiary Membership Units") of Calamos Partners LLC, a Delaware limited liability company, Calamos Advisors LLC, a Delaware limited liability company, Calamos Financial Services LLC, a Delaware limited liability company, and Calamos Property Management LLC, a Delaware limited liability (each a "Subsidiary LLC");

            WHEREAS, CFP owns all of the issued and outstanding capital stock (the "Excluded Shares") in Calamos Asset Management, Inc., a Delaware corporation.

            WHEREAS, CFP desires to contribute to CHLLC, and CHLLC desires to receive from CFP, all of the assets, properties, rights and interests of CFP, including all of CFP's rights, title and interest in the Subsidiary Shares and the Subsidiary Membership Units, other than CFP's rights, title and interest in the Excluded Shares, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, CHLLC desires to assume from CFP, and CFP desires to transfer to CHLLC, all of the obligations and liabilities of CFP upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFP and CHLLC hereby agree as follows:

            1. Contribution of Assets. On the terms and subject to the conditions of this Agreement, CFP hereby contributes to CHLLC, and CHLLC hereby receives from CFP, all of the right, title and interest of CFP in and to all of the assets, properties, rights and interests of every kind and description and wherever located, whether real, personal or mixed, tangible or intangible, that are owned, leased or licensed by CFP other than the Excluded Shares (collectively, other than the Excluded Shares, the "Contributed Assets").

            2. Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, and concurrent with the transactions described in
Section 1, CHLLC hereby assumes all of the obligations and liabilities of CFP (the "Assumed Liabilities"), including the

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due and punctual performance and observance of each covenant and condition of the Note Purchase Agreement, dated April 29, 2004, as amended by Amendment No. 1 thereto, dated as of the date hereof, and the 5.24% Senior Notes due April 29, 2011.

            3. Membership Interests. The aggregate consideration to be received by CFP in exchange for the transfer of the Contributed Assets and the Assumed Liabilities shall be 96,800,000 membership units in CHLLC, having the rights and preferences set forth in the Limited Liability Company Agreement of CHLLC, dated as of October 15, 2004 and equal to 100% of the total ownership interests of CHLLC (the "Membership Interests"). CFP and the Manager of CHLLC will agree upon the value of the 96,800,000 membership units in CHLLC in good faith and a corresponding capital account will be established following the contribution.

            4. Indemnification by CHLLC. Other than to the extent provided by the terms of a Tax Indemnity Agreement to be agreed upon among Calamos Asset Management, Inc., a Delaware corporation, and CFP, CHLLC shall indemnify, defend and hold harmless CFP and its respective employees, officers and directors (collectively, the "CFP Indemnified Parties") against, and reimburse any CFP Indemnified Party for, any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") that such CFP Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from CFP's ownership of, or interest in, the Contributed Assets, the Assumed Liabilities or the conduct of the business of any Subsidiary or Subsidiary LLC or any of their respective subsidiaries or any successor thereto (including any action taken or omitted to be taken by CFP, any Subsidiary or Subsidiary LLC or any of their respective subsidiaries), to the extent any such circumstance, event, action or omission existed on or occurred prior to, the date of this Agreement, except to the extent such Losses result from the willful misconduct or gross negligence of CFP on or prior to the date of this Agreement; provided, however, that this Section 4 shall not apply with respect to Losses suffered or incurred by CHLLC.

            5. Further Assurances. Each party hereto covenants and agrees to take any and all such further action and to execute, acknowledge and deliver such further instruments, documents and agreements as the other party hereto may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.

            6. Successors and Assigns. Except as expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns.

            7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

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            8.    Governing Law. This Agreement shall be governed by, and
construed in accordance with, the laws of the State of Illinois. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Illinois federal court sitting in Cook County, provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any Illinois state court sitting in Cook County. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in Cook County, Illinois for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

            9. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.

            10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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            IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first written above.

                                CALAMOS FAMILY PARTNERS, INC.

                                By: /s/ John P. Calamos, Sr.
                                    ----------------------------
                                    Name: John P. Calamos, Sr.
                                    Title: President

                                CALAMOS HOLDINGS LLC
                                By Calamos Family Partners, Inc., as Sole Member

                                By: /s/ Nick P. Calamos
                                    ----------------------------
                                    Name: Nick P. Calamos
                                    Title: Senior Executive Vice President

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